UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014 (September 12, 2014)

AEROFLEX HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34974	01-0899019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 South Service Road, P.O. Box 6022, Plainview, New York	11803
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (516) 694-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On September 12, 2014, Aeroflex Holding Corp., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Army Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Cobham plc, a public limited company organized under the laws of England and Wales (“Cobham”), pursuant to the Agreement and Plan of Merger, dated as of May 19, 2014, by and among the Company, Cobham and Merger Sub, as amended by Amendment No. 1 to the Merger Agreement, dated as of August 15, 2014, by and among the Company, Merger Sub and Cobham (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company.  The Company was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result of the Merger, became a wholly-owned subsidiary of Cobham. The Merger Consideration (as defined in Item 3.03 below) was funded through borrowings under a $1.3 billion senior unsecured bridge loan facility from Bank of America Merrill Lynch International Limited and The Royal Bank of Scotland plc, and the proceeds of an equity placing.

Item 1.02. Termination of a Material Definitive Agreement.

Upon consummation of the Merger, the Company repaid all outstanding indebtedness under its existing senior secured credit facility (the “Former Credit Facility”), which consisted of a senior secured term loan facility of $612,000,000 and a senior secured revolving credit facility of $57,125,000.

The foregoing description of the Former Credit Facility is qualified in its entirety by the complete text of (i) that certain Credit and Guaranty Agreement, dated as of May 9, 2011, among Aeroflex Incorporated, the Company, the Guarantor Subsidiaries (as defined therein), the lenders party thereto and JPMorgan Chase Bank, N.A. (the “Former Credit Agreement”), which was included as an exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2011, (ii) Amendment No. 1 to Credit and Guaranty Agreement, dated as of May 24, 2012, which was included as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 25, 2012, and (iii) Amendment No. 2 to Credit and Guaranty Agreement, dated as of May 29, 2013, which was included as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 30, 2013.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.  The Company is the Surviving Corporation and is an indirect wholly-owned subsidiary of Cobham. In the Merger, each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (as such term is defined in the Merger Agreement) of the Merger (other than shares of Common Stock held by Cobham, Merger Sub or any other direct or indirect wholly-owned subsidiary of Cobham, and in each case not held on behalf of third parties, shares of Common Stock held by stockholders who have properly demanded appraisal rights under the General Corporation Law of the State of Delaware with respect to such shares, if any, and Common Stock owned by the Company or any of its direct or indirect wholly-owned subsidiaries, (collectively, the “Excluded Shares”)), outstanding immediately prior to the Effective Time was canceled and automatically converted into the right to receive $10.50 in cash, without interest, and less any applicable withholding taxes (the “Per Share Merger Consideration”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the New York Stock Exchange (the “NYSE”) on September 12, 2014 that, at the Effective Time of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, other than Excluded Shares, was canceled and automatically converted into the right to receive the Per Share Merger Consideration and (ii) requested the NYSE to file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and such notification and request, the last day of trading of the Common Stock on the NYSE was September 12, 2014. The Company intends to file a Form 15 with the SEC requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.  At the Effective Time of the Merger, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, was canceled and automatically converted into the right to receive an amount in cash equal to the Per Share Merger Consideration, (ii) each restricted stock unit (“RSU”) and each performance restricted stock unit (“PRSU”) granted under the Company’s 2011 Omnibus Incentive Plan (the “Stock Plan”) outstanding immediately prior to the Effective Time that were held by the Company’s directors, executive officers and employees vested in full and were converted into the right to receive cash in an amount equal to the product of (x) the total number of shares of Common Stock subject to such RSU or PRSU, as applicable, immediately prior to the Effective Time and (y) the Per Share Merger Consideration, without interest, less any applicable withholding taxes; provided that with respect to PRSUs, the total number of shares of Common Stock subject thereto was equal to the sum of (1) the accrued and “banked” shares plus (2) the number of shares of Common Stock subject to the fiscal year ended June 30, 2014 and prospective fiscal years, assuming achievement of the applicable performance goals at the 100% level, and (iii) each restricted share (“RSA”) granted under the Stock Plan outstanding immediately prior to the Effective Time that was held by the Company’s directors vested in full and converted into the right to receive the Per Share Merger Consideration for each RSA. The aggregate amount of cash into which the shares of Common Stock, RSUs, PRSUs and RSAs were converted and entitled to receive in the Merger is referred to herein as the “Merger Consideration.”

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.  A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is also incorporated herein by reference. Except as specified in the Merger Agreement, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters. The Merger Agreement, filed as Annex A to the definitive proxy statement on Schedule 14A by the Company with the SEC on August 8, 2014, and Amendment No. 1 to the Merger Agreement, filed by the Company with the SEC on August 15, 2014, are each incorporated herein by reference and the foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On September 12, 2014, in connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), effective immediately after the completion of the Merger, each member of the board of directors of the Company resigned from their respective positions with the Company, and the directors of Merger Sub in office immediately prior to the Effective Time became the directors of the Surviving Corporation. The members of the board of directors of the Surviving Corporation are Simon Nicholls, Bruce Almquist, Betty Bible and Peter Klein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger, (i) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be identical to the certificate of incorporation set forth as Annex B to the Merger Agreement and, as so amended and restated, became the certificate of incorporation of the Surviving Corporation (the “Certificate of Incorporation”) and (ii) the bylaws of Merger Sub immediately prior to the Effective Time became the bylaws of the Surviving Corporation (the “Bylaws”), each in accordance with the terms of the Merger Agreement.

Copies of the Certificate of Incorporation and the Bylaws of the Surviving Corporation are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Aeroflex Holding Corp.

Exhibit 3.2	Bylaws of Aeroflex Holding Corp.

Exhibit 99.1	Press Release dated September 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeroflex Holding Corp.

Date: September 16, 2014	/s/ Simon Nicholls
Name: Simon Nicholls
Title: President